Exhibit 10.4

ASSURE HOLDINGS CORP.

EQUITY INCENTIVE PLAN

APPROVED BY THE SHAREHOLDERS AND ADOPTED BY THE BOARD OF DIRECTORS

ON DECEMBER 10, 2020

AS AMENDED BY THE BOARD ON NOVEMBER 4, 2021 AND APPROVED BY SHAREHOLDERS ON DECEMBER 9, 2021

ASSURE HOLDINGS CORP.
EQUITY INCENTIVE PLAN

Section 1 - Purpose; Eligibility
1.1	General Purpose. The name of this plan is the Assure Holdings Corp. Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Assure Holdings Corp., a corporation existing under the laws of the State of Nevada (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the security holders of the Company; and (c) promote the success of the Company's business.
1.2	Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.
1.3	Available Awards. Awards that may be granted under the Plan include: (a) Stock Options, (b) Restricted Awards, (c) Performance Share Units, and (d) Other Equity-Based Awards.
Section 2 - Definitions

“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45-106 - Prospectus Exemptions, as amended from time to time.

“Applicable Laws” means the applicable laws and regulations and the requirements or policies of any governmental or regulatory authority, securities commission or stock exchange having authority over the Company or the Plan.

“Applicable Withholding Taxes” means any and all taxes and other source deductions or other amounts that an Employer is required by law to withhold from any amounts to be paid or credited hereunder. Applicable Withholding Taxes shall be denominated in the currency in which the Award is denominated.

“Award” means any right granted under the Plan, including a Stock Option, a Restricted Award, a Performance Share Unit, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan that may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Bank of Canada Rate” means the exchange rate for the applicable currency published by the Bank of Canada on the relevant date.

“Blackout Period” means, with respect to any person, the period of time when, pursuant to any policies or determinations of the Company, securities of the Company may not be traded by such person, including any period when such person has material undisclosed information with respect to the Company, but excluding any period during which a regulator has halted trading in the Company's securities.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Business Day” means any day on which the TSX Venture Exchange is open for business/other than a Saturday, Sunday or any other day on which the principal chartered banks located in Denver, Colorado are not open for business.

“Cash Award” means an Award denominated in cash that is granted under Section 7.4 of the Plan.

“Cause” means:

With respect to any Participant, unless the applicable Award Agreement states otherwise:

(a)	if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b)	if no such agreement exists, or if such agreement does not define Cause, any act or omission that would entitle the Company to terminate the Participant's employment without notice or compensation under the common law for just cause, including, without in any way limiting its meaning under the common law: (i) the indictment for or conviction of an indictable offence or any summary offence involving material dishonesty or moral turpitude; (ii) material fiduciary breach with respect to the Company or an Affiliate; (iii) fraud, embezzlement or similar conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iv) gross negligence or willful misconduct with respect to the Company or an Affiliate; (v) material violation of Applicable Laws; or (vi) the willful failure of the Participant to properly carry out their duties on behalf of the Company or to act in accordance with the reasonable direction of the Company.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(c)	gross misconduct or neglect;
(d)	willful conversion of corporate funds;
(e)	false or fraudulent misrepresentation inducing the director's appointment; or
(f)	repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means, unless otherwise defined in the Participant's employment or service agreement or in the applicable Award Agreement, the occurrence of any of the following:

(a)	any transaction at any time and by whatever means pursuant to which direct or indirect beneficial ownership over voting securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are to be transferred to a Person or related group of Persons (other than any of its Affiliates) different from the Persons holding those securities immediately prior to such transaction and the composition of the Board following such transactions is to be such that such directors prior to the transaction constitute less than fifty percent (50%) of the directors of the Company immediately following the transaction;
(b)	the sale, assignment or other transfer of all or substantially all of the assets of the Company to a Person or any group of two or more Persons acting jointly or in concert (other than a wholly owned subsidiary of the Company);
(c)	the date which is 10 business days prior to the consummation of a complete dissolution or liquidation of the Company, except in connection with the distribution of assets of the Company to one or more Persons which were wholly-owned subsidiaries of the Company prior to such event;
(d)	the occurrence of a transaction requiring approval of the Company's security holders whereby the Company is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any Person or any group of two or more Persons acting jointly or in concert (other than an exchange of securities with a wholly-owned subsidiary of the Company); or
(e)	the Board passes a resolution to the effect that an event comparable to an event set forth in this definition has occurred;

provided that an event described in this definition shall not constitute a Change in Control where such event occurs as a result of a Permitted Reorganization or in connection with a bona fide financing or series of financings by the Company or any of its Affiliates.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3; provided, however, if such a committee does not exist, all references in the Plan to “Committee” shall at such time be in reference to the Board.

“Common Share” means a common share in the capital of the Company, or such other security of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Assure Holdings Corp., and any successor thereto.

“Company Group” means the Company and its subsidiaries and Affiliates.

“Constructive Dismissal”, unless otherwise defined in the Participant's employment agreement or in the applicable Award Agreement, has the meaning ascribed thereto pursuant to the common law and shall include, without in any way limiting its meaning under the common law, any material change (other than a change which is clearly consistent with a promotion) imposed by the Employer without the Participant's consent to the Participant's title, responsibilities or reporting relationships, or a material reduction of the Participant's compensation except where such reduction is applicable to all officers, if the Participant is an officer, or all employees, if the Participant is an employee of the Employer, provided that the termination of any Participant shall be considered to arise as a result of Constructive Dismissal only if such termination occurs due to such Participant resigning from employment within 30 days of the occurrence of the event described as giving rise to such Constructive Dismissal.

“Consultant” means any individual or entity engaged by the Company or any Affiliate, other than an Employee or Director, and whether or not compensated for such services that:

(a)	is engaged to provide services to the Company or any Affiliate, other than services provided in relation to a distribution,
(b)	provides the services under a written contract with the Company or any Affiliate, and
(c)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or any Affiliate,

and includes

(d)	for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and
(e)	for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount.

“Continuous Service” means that the Participant's service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave or any other personal or family leave of absence other than a Leave of Absence that is not considered a termination pursuant to Section 9.4. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Corporate Reorganization” has the meaning ascribed thereto in Section 10.

“Director” means a member of the Board.

“Disability” means, unless an employment agreement or the applicable Award Agreement says otherwise, that the Participant:

(a)	is to a substantial degree unable, due to illness, disease, affliction, mental or physical disability or similar cause, to fulfill their obligations as an officer or employee of the Employer either for any consecutive 12-month period or for any period of 18 months (whether or not consecutive) in any consecutive 24-month period; or
(b)	is declared by a court of competent jurisdiction to be mentally incompetent or incapable of managing their affairs.

The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disinterested Shareholder Approval” means approval by a majority of the votes cast by shareholders of the Corporation or their proxies at a shareholders' meeting other than votes attached to securities beneficially owned by Insiders to whom Options may be granted pursuant to this Plan and their Associates.

“Dividend Equivalent” has the meaning ascribed to such term in Section 7.1(b).

“Effective Date” shall mean December 10, 2020, the date that the Company's security holders approve this Plan.

“Eligible Person” means any Director, officer, Employee or Consultant of the Company or an Affiliate.

“Employee” means any person, including an officer or Director, employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Employer” means, with respect to an Employee, the entity in the Company Group that employs the Employee or that employed the Employee immediately prior to their Termination of Continuous Service.

“Exchange” means the TSX Venture Exchange.

“Expiry Date” has the meaning ascribed thereto in Section 6.2.

“Fair Market Value” means, unless otherwise required by any applicable accounting standard for the Company’s desired accounting for Awards or by the rules of the Exchange, a price that is determined by the Committee, provided that such price cannot be less than the greater of (i) the volume weighted average trading price of the Common Shares on the Exchange for the twenty trading days immediately prior to the Grant Date and (ii) the closing price of the Common Shares on the Exchange on the trading day immediately prior to the Grant Date.

“Fiscal Year” means the Company’s fiscal year commencing on January 1 and ending on December 31 or such other fiscal year as approved by the Board.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” or “ISO” means an Option to purchase Common Shares granted under Section 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the U.S. Internal Revenue Code, or any successor provision.

“Insider” has the meaning attributed thereto in the policies of the Exchange, as amended from time to time.

“Investor Relations Activities” means any activities, by or on behalf of the Company or shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include: (a) the dissemination of information provided, or records prepared, in the ordinary course of business of the Company to (i) promote the sale of products or services of the Company, or (ii) raise public awareness of the Company, that cannot reasonably be considered to promote the purchase or sale of securities of the Company; (b) activities or communications necessary to comply with the requirements of Applicable Laws, or requirements and policies of the Exchange or the by-laws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Company; (c) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if: (i) the communication is only through the newspaper, magazine or publication, and (ii) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or (d) activities or communications that may be otherwise specified by the Exchange.

“ITA” means the Income Tax Act (Canada), including the regulations promulgated thereunder, as amended from time to time.

“Leave of Absence” means any period during which, pursuant to the prior written approval of the Participant's Employer or by reason of Disability, the Participant is considered to be on an approved leave of absence or on Disability and does not provide any services to their Employer or any other entity in the Company Group.

“Notice of Exercise” means a notice substantially in the form set out as Schedule B to this Plan, as amended by the Company from time to time.

“Option” means a Stock Option granted to a Participant pursuant to the Plan.

“Option Exercise Price” means the price at which a Common Share may be purchased upon the exercise of an Option.

“Optionholder” means a Participant to whom an Option is granted pursuant to the Plan or, if applicable, such other Person who holds an outstanding Option.

“Other Equity-Based Award” means an Award that is not an Option, Restricted Share Unit, or Performance Share Unit that is granted under Section 7.4 and is payable by delivery of Common Shares and/or which is measured by reference to the value of the Common Shares.

“Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan or, if applicable, such other Person who holds an outstanding Award.

“Participant Information” has the meaning set forth in Section13.13(a).

“Performance Criteria” or “Performance Criterion” means the criteria or criterion that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Share Unit under the Plan. The Performance Criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company). Any one or more Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. In the event that Applicable Laws permit the Committee discretion to alter the governing Performance Criteria without obtaining security holder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining security holder approval.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a performance based Award.

“Performance Share Unit” or “PSU” means a unit designated as a Performance Share Unit and credited by means of an entry in the books of the Company to a Participant pursuant to the Plan, representing a right granted pursuant to Section 7.2 to the Participant to receive a Common Share or a cash payment equal to the Fair Market Value thereof that generally becomes vested, if at all, subject to the achievement of Performance Goals and the satisfaction of such other conditions to vesting, if any, as may be determined by the Committee.

“Permitted Reorganization” means a reorganization of the Company Group in circumstances where the shareholdings or ultimate ownership of the Company remains substantially the same upon the completion of the reorganization.

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, agency and, where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

“Plan” means this Assure Holdings Corp. Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Restricted Award” means any Award granted pursuant to Section 7.1 to receive a Common Share or a cash payment equal to the Fair Market Value thereof that generally becomes vested, if at all, following a period of continuous employment.

“Restricted Period” means the period during which a Restricted Award is subject to vesting or other restrictions in accordance with its terms.

“Restricted Share Unit” or “RSU” means a unit designated as a Restricted Share Unit and credited by means of an entry in the books of the Company to a Participant pursuant to the Plan, representing a right granted to the Participant pursuant to Section 7.1(a) to receive a Common Share or a cash payment equal to the Fair Market Value thereof that generally becomes vested, if at all, following a period of continuous employment.

“Rule 144” means Rule 144 as promulgated under the U.S. Securities Act.

“Rule 701” means Rule 701 as promulgated under the U.S. Securities Act.

“Settlement Date” has the meaning ascribed to such term in Section 7.1(e).

“Share Unit” means either an RSU, PSU or Dividend Equivalent as the context requires.

“Share Unit Account” has the meaning ascribed to such term in Section 7.3.

“Significant Shareholder” means a person who at the time of a grant of an ISO to such person owns (or is deemed to own pursuant to section 424(d) of the U.S. Internal Revenue Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its Affiliates.

“Stock Option” means an Option that is designated by the Committee as a stock option that meets the requirements set out in the Plan.

“Subsidiary” means any entity that is a “subsidiary” for the purposes of National Instrument 45-106 - Prospectus Exemptions, as amended from time to time.

“Substitution Event” means a Change in Control pursuant to which the Common Shares are converted into, or exchanged for, other property, whether in the form of securities of another Person, cash or otherwise.

“Take-Over Bid” means a take-over bid as defined in National Instrument 62-104 – Take-over Bids and Issuer Bids, as amended from time to time.

“Termination of Continuous Service” means the date on which a Participant ceases to be an Eligible Person as a result of a termination of employment or retention with the Company or an Affiliate for any reason, including death, retirement, or resignation with or without cause. For the purposes of the Plan, a Participant’s employment or retention with the Company or an Affiliate shall be considered to have terminated effective on the last day of the Participant’s actual and active employment or retention with the Company or Affiliate, whether such day is selected by agreement with the individual, or unilaterally by the Participant or the Company or Affiliate, and whether with or without advance notice to the Participant. For the avoidance of doubt, and except as required by applicable employment standards legislation, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment or retention that follows or is in respect of a period after the Participant’s last day of actual and active employment or retention shall be considered as extending the Participant’s period of employment or retention for the purposes of determining their entitlement under the Plan. A Participant's transfer of employment to another Employer within the Company Group will not be considered a Termination of Continuous Service.

“Total Share Reserve” has the meaning set forth in Section 4.1.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Vesting Date” means the date or dates set out in the Award Agreement on which an Award will vest, or such earlier date as is provided for in the Plan or is determined by the Committee.

Section 2 - Administration
2.1	General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive and binding upon the Participants, the Company, and all other interested parties.
2.2	Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including grant, exercise price, issue price and vesting terms, determining Performance Goals applicable to Awards and whether such Performance Goals have been achieved, making adjustments under Section 10 and, subject to Section 12, adopting modifications and amendments to the Plan or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the jurisdictions in which the Company and Affiliates operate.
2.3	Delegation. The Committee or, if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, provided however, that any such delegation must be permitted under applicable corporate law. The term “Committee” shall apply to any person or persons to whom such authority has been delegated.
Section 3 - Number of Shares Available for Awards
3.1	Subject to adjustment in accordance with Section 10, no more than 3,497,123 Common Shares shall be available for the grant of Awards under the Plan (the “Total Share Reserve”) or such greater number as may be approved from time to time by Disinterested Shareholder Approval and in accordance with the policies of the Exchange. During the terms of the Awards, the Company shall keep available at all times the number of Common Shares required to satisfy such Awards. Notwithstanding the foregoing, the maximum aggregate number of Common Shares which may be reserved for issuance as Incentive Stock Options granted under this Plan and all other plans of the Company and of any parent or subsidiary of the Company shall not exceed 3,497,123.
3.2	Any Award granted to a Participant must be exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws, which may include Rule 701 and/or Section 4(a)(2) of the U.S. Securities Act. Any Award granted pursuant to the exemption available under Rule 701 shall be subject to the limitations set forth therein.
3.3	Any Common Shares subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Common Shares to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or other Awards that were not issued upon the settlement of the Award.
3.4	Disinterested Shareholder Approval. Unless Disinterested Shareholder Approval is obtained, under no circumstances shall this Plan, together with all of the Corporation's other previously established or proposed stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Common Shares, result in or allow at any time:
(a)	the number of Common Shares reserved for issuance pursuant to Awards granted to Insiders (as a group) at any point in time exceeding 10% of the issued and outstanding Common Shares;
(b)	the grant to Insiders (as a group), within any 12 month period, of an aggregate number of Awards exceeding 10% of the issued and outstanding Common Shares at the time of the grant of the Awards;
(c)	the issuance to any one Participant, within any 12 month period, of an aggregate number of Awards exceeding 5% of the issued and outstanding Common Shares at the time of the grant of the Awards;

(d)	any individual Awards grant that would result in any of the limitations set out in Section 5.2(a) being exceeded; or
(e)	any amendment to Awards held by Insiders that would have the effect of decreasing the exercise price of such Options.
Section 4 - Eligibility and Participation
4.1	Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors and Consultants.
4.2	Grant of Awards. Subject to the terms and provisions of the Plan, Awards may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion, provided:
(a)	the aggregate number of Awards granted to any one Person (and companies wholly owned by that Person) in any 12 month period must not exceed 5% of the issued and outstanding Common Shares of the Company, calculated on the date an Award is granted to the Person (unless the Company has obtained the requisite Disinterested Shareholder Approval);
(b)	the aggregate number of Awards granted to any one Consultant in a 12 month period must not exceed 2% of the issued and outstanding Common Shares of the Company, calculated on the date an option is granted to the Consultant;
(c)	Persons retained to provide Investor Relations Activities to the Company may not be granted any Awards under this Plan, save and except Options, provided that the aggregate number of such Options granted to all such Persons must not exceed 2% of the issued and outstanding Common Shares of the Company in any 12 month period, calculated at the date that an Option is granted to any such Person; and
(d)	for Options granted to Employees, Consultants or Management Company Employees (as such term is defined by the Exchange), the Company and the Person granted the Option are responsible for ensuring and confirming that the Person granted the Option is a bona fide Employee, Consultant or Management Company Employee (as such term is defined by the TSX-V), as the case may be.
Section 5 - Stock Options
5.1	Award Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the provisions in this Section 6. The terms of the Award Agreement shall specify whether or not such Option is intended to be an Incentive Stock Option (ISO). An Incentive Stock Option may be granted only to an employee (including a director or officer who is also an employee) of the Company (or of any parent or subsidiary of the Company). For purposes of granting Incentive Stock Options only, the term Optionholder shall mean a person who is an employee for purposes of the U.S. Internal Revenue Code and the terms “parent” and “subsidiary” shall have the meanings set forth in sections 424(e) and 424(f) of the U.S. Internal Revenue Code. No Incentive Stock Option will be granted more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Company. The Company will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the date of grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under this Plan and all other plans of the Company and of any parent or subsidiary of the Company) exceeds US$100,000 or any limitation subsequently set forth in section 422(d) of the U.S Internal Revenue Code.
5.2	Term of Option. No Stock Option shall be exercisable after the expiration of ten years from the Grant Date or such shorter period as set out in the Optionholder's Award Agreement (“Expiry Date”), at which time such Option will expire; provided that the maximum term of an ISO granted to a Significant Shareholder shall be five years from the Grant Date. Notwithstanding any other provision of this Plan, each Option that would expire during or within ten Business Days immediately following a Blackout Period shall expire on the date that is ten Business Days immediately following the end of the Blackout Period; provided that in the case of any Optionholder who is a U.S. taxpayer, no Option may be extended beyond the Option’s Expiry Date.

5.3	Exercise Price of Stock Options. The Option Exercise Price of each Stock Option shall be determined by the Committee on the Grant Date, subject to all applicable regulatory requirements, and shall be specified in the Award Agreement. The Exercise Price shall be stated and payable in United States dollars. Disinterested Shareholder Approval must be obtained for any reduction in the Option Exercise Price if the Person granted the Option is an Insider of the Company at the time of the proposed amendment. The Option Exercise Price shall be no less than the Fair Market Value of a Common Share on the Grant Date (and no less than 110% of Fair Market Value of a Common Share on the Grant Date with respect to ISOs granted to a Significant Shareholder).
5.4	Exercise of Options. A vested Option or any portion thereof may be exercised by the Optionholder delivering to the Company a Notice of Exercise signed by the Optionholder or their legal personal representative, accompanied by payment in full of the aggregate Exercise Price and any Applicable Withholding Taxes in respect of the Option or portion thereof being exercised, in one or more of the following forms, as determined by the Company:
(a)	cash or cheque made payable to the Company;
(b)	to the extent permitted by the policies of the Company and subject to applicable securities law, a broker-assisted sale of Common Shares sufficient to cover the Exercise Price (a “sell-to-cover exercise”);
(c)	unless the company is listed on the TSX Venture Exchange (“TSXV”) or unless otherwise permitted by the policies of the TSXV, to the extent permitted by the policies of the Company and subject to applicable securities law, in Common Shares (1) held by the Optionholder (or any other person or persons permitted to exercise the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and (2) valued at fair market value on the exercise date (a “cashless stock-for-stock exercise”); or
(d)	unless the company is listed on the TSXV or unless otherwise permitted by the policies of the TSXV, in accordance with a Notice of Cashless Settlement (in the form provided by the Company upon request), in Common Shares withheld by the Company equivalent in value to the exercise price (a “cashless net exercise”).

Subject to Section 8, upon receipt of payment in full, the number of Common Shares in respect of which the Option is exercised will be duly issued to the Optionholder as fully paid and non-assessable, following which the Optionholder shall have no further rights, title or interest with respect to such Option or portion thereof.

If an Optionholder who has been granted Incentive Stock Options ceases to be employed by the Company (or by any parent or subsidiary of the Company) for any reason, whether voluntary or involuntary, other than death or permanent disability, such Incentive Stock Option shall cease to be qualified an Incentive Stock Option as of the date that is three months after the date of cessation of employment (or upon the expiration of the term of such Incentive Stock Option, if earlier). If an Optionholder who has been granted Incentive Stock Options ceases to be employed by the Company (or by any parent or subsidiary of the Company) because of the death or permanent disability of such Optionholder, such Optionholder, such Incentive Stock Option will cease to be qualified as an Incentive Stock Option as of the date that is one year after the date of death or permanent disability, as the case may be, (or upon the expiration of the term of such Incentive Stock Option, if earlier).  For purposes of this Section, the term “permanent disability” has the meaning assigned to that term in section 422(e)(3) of the U.S. Internal Revenue Code.

5.5	Transferability of a Stock Option. A Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

The Committee may impose such restrictions on any Common Shares acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Common Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Common Shares are listed and/or traded.

5.6	Vesting of Options. Each Option may, but need not, vest and, therefore, become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a Common Share. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event, unless such Options are granted to Participants who provide Investor Relations Activities and such acceleration would result in a vesting period of less than 12 months, or with more than 1/4 of the Options granted vesting in any three month period.

Notwithstanding the foregoing, for Options granted to persons retained to provide Investor Relations Activities and where no vesting schedule is specified at the time of grant, the Options shall vest according to the following schedule:

Vesting Period	Percentage of Total Options Vested
3 months after Grant Date	25%
6 months after Grant Date	50%
9 months after Grant Date	75%
12 months after Grant Date	100%

5.7	Termination of Continuous Service. Unless otherwise determined by the Committee, in its discretion, or as provided in this Section 6 or pursuant to the terms provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, all rights to purchase Common Shares pursuant to an Option shall expire and terminate immediately upon the Optionholder's Termination of Continuous Service, whether or not such termination is with or without notice, adequate notice or legal notice, provided that if employment of the Optionholder is terminated for Cause, such rights shall expire and terminate immediately upon notification being given to the Optionholder of such termination for Cause.
5.8	Death, Disability or Leave of Absence. Unless otherwise provided in an Award Agreement, in the event that an Optionholder's Continuous Service terminates as a result of the Optionholder’s death, Disability or the Optionholder is on a Leave of Absence, then:
(a)	the unvested part of any Option held by the Optionholder shall expire and terminate immediately on the Optionholder's Termination of Continuous Service; and
(b)	the vested part of any Option held by the Optionholder may be exercised in accordance with Section 6.4 at any time during the period that terminates on the earlier of: (i) the Option's Expiry Date and (ii) the 90th day after the Optionholder's Termination of Continuous Service. Any Option that remains unexercised shall be immediately forfeited and be of no further effect upon the termination of such period.
5.9	Resignation or Termination Without Cause. Unless otherwise provided in an Award Agreement, in the event an Optionholder's Continuous Service terminates as a result of the Optionholder's voluntary resignation or is terminated by the Employer for any reason other than for Cause, then:
(a)	the unvested part of any Option held by the Optionholder shall expire and terminate immediately on the Optionholder's Termination of Continuous Service; and
(b)	the vested part of any Option held by the Optionholder may be exercised in accordance with Section 6.4 at any time during the period that terminates on the earlier of: (i) the Option's Expiry Date and (ii) the 30th day after the Optionholder's Termination of Continuous Service. Any Option that remains unexercised shall be immediately forfeited and be of no further effect upon the termination of such period.
Section 6 - Provisions of Awards Other than Options
6.1	Restricted Awards.
(a)	Restricted Share Units

The Committee may, from time to time, grant RSUs to Participants. The grant of an RSU to a Participant at any time shall neither entitle such Participant to receive, nor preclude such Participant from receiving, a subsequent grant of an RSU. Each RSU granted by the Committee shall be evidenced by an RSU Agreement. In all cases, the RSUs shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages payable to a Participant in respect of their services to the applicable Employer. No Common Shares shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any RSU granted hereunder. Each RSU so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)	Dividend Equivalents

At the discretion of the Committee, each RSU (representing one Common Share) may be credited with cash and stock dividends paid by the Company in respect of one Common Share (“Dividend Equivalents”). Dividend Equivalents shall not apply to an Award unless specifically provided for in the Award Agreement. The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate. Dividend Equivalents shall be withheld by the Company and credited to the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant's account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant's Share Unit Account and attributable to any particular RSU (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such RSU and, if such RSU is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)	Restrictions
(i)	RSUs awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such RSUs are forfeited, all rights of the Participant to such RSUs shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(ii)	The Committee shall have the authority to remove any or all of the restrictions on the RSUs whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the RSUs are granted, such action is appropriate.
(d)	Restricted Period

Subject to the terms of any employment agreement or executive agreement between the Participant and the Employer, or the Committee expressly providing to the contrary, a Participant's RSUs shall vest on the Vesting Date(s), subject to the continuation of the Continuous Service of the Participant. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

No Restricted Award may be granted or settled for a fraction of a Common Share. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e)	Settlement of Restricted Share Units

On or within 60 days following the Vesting Date of a Share Unit (the “Settlement Date”), and subject to Section 9.5, the Company shall (i) issue to Participant from treasury the number of Common Shares that is equal to the number of vested Share Units held by the Participant as at the Settlement Date (rounded down to the nearest whole number), as fully paid and non-assessable Common Shares, (ii) deliver to the Participant an amount in cash (net of Applicable Withholding Taxes) equal to the number of vested Share Units held by the Participant as at the Settlement Date multiplied by the Fair Market Value as at the Settlement Date, or (iii) a combination of (i) and (ii). Upon settlement of such Share Units, the corresponding number of Share Units credited to the Participant's Share Unit Account shall be cancelled and the Participant shall have no further rights, title or interest with respect thereto.

6.2	Performance Share Unit Awards. The Committee may, from time to time, grant PSUs to Participants. The grant of a PSU to a Participant at any time shall neither entitle such Participant to receive, nor preclude such Participant from receiving, a subsequent grant of a PSU. Each PSU granted by the Committee shall be evidenced by a PSU Agreement. In all cases, the PSUs shall be in addition to, and not in substitution for or in lieu of, ordinary salary and wages payable to a Participant in respect of their services to the applicable Employer. No Common Shares shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any PSU granted hereunder. The Committee shall have the discretion to determine: (i) the number of Common Shares subject to a Performance Share Unit granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the Performance Goals and other conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award. Each PSU so granted shall be subject to the conditions set forth in this Section 6.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Settlement of a PSU shall be made as provided in Section 6.1(e).
6.3	Share Unit Accounts. An account, called a “Share Unit Account”, shall be maintained by the Company for each Participant and will be credited with such grants of RSUs, PSUs or Dividend Equivalents as are received by the Participant from time to time. Share Units that fail to vest or that are settled in accordance with Section 6.1(e) shall be cancelled and shall cease to be recorded in the Participant's Share Unit Account as of the date on which such Share Units are forfeited or cancelled under the Plan or are settled, as the case may be. Where a Participant has been granted one or more RSUs or PSUs, such RSUs or PSUs (and related Dividend Equivalents) shall be recorded separately in the Participant's Share Unit Account.
6.4	Other Equity-Based and Cash Awards. The Committee may, to the extent permitted by the Exchange, grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards to Participants. Cash Awards shall be evidenced in such form as the Committee may determine.
Section 7 - Compliance with Applicable Laws
7.1	The Company's obligation to issue and deliver Common Shares under any Award is subject to: (i) the completion of such qualification of such Common Shares or obtaining approval of such regulatory authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (ii) the admission of such Common Shares to listing on any stock exchange on which such Common Shares may then be listed; and (iii) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company or Committee determines to be necessary or advisable in order to safeguard against the violation of the securities or other laws of any jurisdiction. Awards may not be granted with a Grant Date or effective date earlier than the date on which all actions required to grant the Awards have been completed.
7.2	U.S. Securities Act Compliance. This Plan is subject to the requirements of the U.S. Securities Act and applicable state securities laws.
(a)	Neither the Awards nor any Common Shares issuable under any Award have been or are expected to be registered under the U.S. Securities Act or any applicable state securities laws, and will be granted or issued pursuant to exemptions from such registration or qualification requirements.
(b)	Unless the Award and/or any Common Shares issuable under the Award have been registered under the U.S. Securities Act, such securities will be deemed “restricted securities” as defined in Rule 144 and will bear a U.S. restricted legend to such effect set forth in Section 8.2(c). Each Participant has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 following the exercise of the Options. An “affiliate” as defined in the U.S. Exchange Act, including an officer, director, or owner of 10% or greater of the Company, shall be restricted so that the number of Common Shares an affiliate may sell during any three-month period cannot exceed the great of 1% of the outstanding Common Shares of the same class being sold, or the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale on Form 144, or if no such notice is required, the date of receipt of the order to execute the transaction.
(c)	Unless the Award and the Common Shares issuable under the Award are registered under the U.S. Securities Act, the certificates representing the Common Shares will bear a legend in substantially the form set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THE HOLDER ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT THESE SECURITIES MAY BE OFFERED, SOLD PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN AND PROVINCIAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT

TO CLAUSES (B), (C) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES, EXCEPT AS PERMITTED BY THE U.S. SECURITIES ACT.”

Section 8 - Miscellaneous
8.1	Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
8.2	Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Share certificate is issued, except as provided in Section 10 hereof.
8.3	No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the by-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.
8.4	Transfer; Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) a Leave of Absence, if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the Leave of Absence was granted or if the Committee otherwise so provides in writing.
8.5	Withholding Obligations. It is the responsibility of the Participant to complete and file any tax returns that may be required under Canadian or other applicable jurisdiction's tax laws within the periods specified in those laws as a result of the Participant's participation in the Plan. Notwithstanding any other provision of this Plan, a Participant shall be solely responsible for all Applicable Withholding Taxes resulting from their receipt of Common Shares or other property pursuant to this Plan. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy federal, state and local taxes or provincial, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan or any Award hereunder. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold and sell Common Shares or the Participant making such other arrangements, including the sale of Common Shares, in either case on such conditions as the Committee specifies.
Section 9 - Adjustments upon Changes in Capital

In the event of any stock dividend, stock split, combination or exchange of shares, merger, amalgamation, arrangement, consolidation, reclassification, spin-off or other distribution (other than normal cash dividends) of the Company's assets to shareholders, or any other change in the capital of the Company affecting Common Shares (each, a “Corporate Reorganization”), the Board will make such proportionate adjustments, if any, as the Board in its discretion deems appropriate to reflect such change (for the purpose of preserving the value of the Awards), with respect to: (i) the maximum number of Common Shares subject to all Awards stated in Section 4; (ii) the maximum number of Common Shares with respect to which any one person may be granted Awards during any period stated in Section 4; (iii) the number or kind of shares or other securities subject to any outstanding Awards; (iv) the Exercise Price of any outstanding Options; (v) the number of Share Units in the Participants' Share Unit Accounts; (vi) the vesting of RSUs or PSUs (and related Dividend Equivalents); and (vii) any other value determinations applicable to outstanding Awards or to this Plan, as are equitably necessary to prevent dilution or enlargement of Participants’ rights under the Plan that otherwise would result from such Corporate Reorganization, provided, however, that no adjustment will obligate the Company to issue or sell fractional securities. Notwithstanding anything in this Plan to the contrary, all adjustments made pursuant to this Section 10 shall be made in compliance with and subject to the rules of the Exchange. The Company shall give each Participant notice of any adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.  Adjustments with respect to Awards of United States taxpayers shall be made in accordance with the requirements of sections 409A and 424 of the U.S. Internal Revenue Code, as applicable.

Section 10 - Effect of Change in Control
10.1	The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of the Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to the Awards, contingent upon the closing or completion of the Change in Control:
(a)	arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar share award for the Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Change in Control);
(b)	arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(c)	accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Change in Control, which exercise is contingent upon the effectiveness of such Change in Control;
(d)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;
(e)	cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and
(f)	make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such Participant in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Shares in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
10.2	The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.
10.3	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
Section 11 - Amendment of the Plan and Awards
11.1	Amendment of Plan and Awards. The Board at any time, and from time to time, may amend or suspend any provision of an Award Agreement or the Plan, or terminate the Plan, subject to those provisions of Applicable Laws (including, without limitation, the rules, regulations and policies of the Exchange), if any, that require the approval of security holders or any governmental or regulatory body regardless of whether any such amendment or suspension is material, fundamental or otherwise, and notwithstanding any rule of common law or equity to the contrary.
(a)	Without limiting the generality of the foregoing, the Board may make the following types of amendments to this Plan, Award Agreements or any Awards without seeking security holder approval: (i) amendments of a “housekeeping” or administrative nature, including any amendment for the purpose of curing any ambiguity, error or omission in this Plan, or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan; (ii) amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Exchange); (iii) amendments necessary for Awards to qualify for favourable treatment under applicable tax laws; (iv) amendments to the vesting provisions of this Plan or any Award; (v) amendments to the termination or early termination provisions of this Plan or any Award, whether or not such Award is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date of the Award; and (vi) amendments necessary to suspend or terminate this Plan.
(b)	Security holder approval will be required for the following types of amendments: (i) any amendment to increase the maximum number of Common Shares issuable under this Plan, other than pursuant to Section 10; (ii) any amendment to this Plan that increases the length of the period after a Blackout Period during which Options may be exercised; (iii) any amendment to remove or to exceed the Insider participation limit set out in Section 4.4; (iv) any amendment that reduces the Exercise Price of an Option benefiting an Insider of the Company or one of its Affiliates, other than pursuant to Section 10, or Section 11.1; (v) any amendment extending the term of an Option beyond the original Expiry Date, except as provided in Section 6.2; (vi) any amendment to the amendment provisions; and (viii) amendments required to be approved by security holders under applicable law (including the rules, regulations and policies of the Exchange).
11.2	No Impairment of Rights. Except as expressly set forth herein or as required pursuant to Applicable Laws, no action of the Board or security holders may materially adversely alter or impair the rights of a Participant under any Award previously granted to the Participant unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
Section 12 - General Provisions
12.1	Forfeiture and Clawback.
(a)	The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b)	The Committee may impose such clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Common Shares or other cash or property upon the occurrence of an event constituting Cause. Such recovery of compensation will not be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
12.2	Legend. The certificate for Common Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Common Shares.
12.3	Investment Representations. The Committee may require each Participant receiving Common Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Common Shares for investment and without any present intention to sell or distribute such Common Shares.
12.4	Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to any required regulatory or security-holder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
12.5	Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
12.6	Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

12.7	No Fractional Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Common Shares or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
12.8	Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.
12.9	Expenses. The costs of administering the Plan shall be paid by the Company.
12.10	Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.
12.11	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
12.12	Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
12.13	Participant Information.
(a)	As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Laws and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such Applicable Laws. Each Participant shall provide the Company with all information (including personal information) required in order to administer the Plan (the “Participant Information”).
(b)	The Company may from time to time transfer or provide access to Participant Information to a third-party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing services to the Company in connection with the operation and administration of the Plan. The Company may also transfer and provide access to Participant Information to the Employers for purposes of preparing financial statements or other necessary reports and facilitating payment or reimbursement of Plan expenses. By participating in the Plan, each Participant acknowledges that Participant Information may be so provided and agrees and consents to its provision on the terms set forth herein. The Company shall not disclose Participant Information except (i) as contemplated above in this Section13.13(b), (ii) in response to regulatory filings or other requirements for the information by a governmental authority or regulatory body, or (iii) for the purpose of complying with a subpoena, warrant or other order by a court, Person or body having jurisdiction over the Company to compel production of the information.
12.14	Priority of Agreements. In the event of any inconsistency or conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail. In the event of any inconsistency or conflict between the provisions of the Plan or any Award Agreement, on the one hand, and a Participant's employment agreement with the Employer, on the other hand, the provisions of the employment agreement shall prevail.
Section 13 - Effective Date of Plan

The Plan shall become effective as of the Effective Date. This Plan applies to Awards granted hereunder on and after the Effective Date.

Section 14 - Termination or Suspension of the Plan

The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

Section 15 - Governing Law

The Plan shall be governed by and construed in accordance with the policies of the Exchange and the laws of the State of Colorado and the federal laws of the United States, applicable therein.